AMENDMENT NO. 5 TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 5 TO LOAN AND SECURITY AGREEMENT (the "Amendment") is made as of this 11th day of August, 2005, by and between/among "Borrower" (as defined below) and "Lender" (as defined below).

RECITALS

A. As used herein, the term "Borrower" shall mean the following collectively: New York Health Care, Inc., a New York corporation ("New York Health Care"); and NYHC Newco Paxxon, Inc., a New York corporation.

B. As used herein, the term "Lender" shall mean GE HFS Holdings, Inc., a Delaware corporation, f/k/a Heller Healthcare Finance, Inc.

C. One or more of the entities designated above as "Borrower" are the existing borrowers under a certain Loan and Security Agreement dated as of November 28, 2000, by and between such existing borrowers and Lender (as the same may have been amended, restated or modified from time to time, including by that certain Amendment No. 1 to Loan and Security Agreement and Consent and Waiver, dated as of November 26, 2002, by and among Borrower and Lender, that certain Amendment No. 2 to Loan and Security Agreement and Consent and Waiver, dated as of March 29, 2004, by and among Borrower and Lender, that certain Amendment No. 3 to Loan and Security Agreement, dated as of November 29, 2004, by and among Borrower and Lender, and that certain Amendment No. 4 to Loan and Security Agreement, dated as of January 12, 2005, by and among Borrower and Lender, and as the same may be amended by this Amendment, the "Loan Agreement"). All capitalized terms not otherwise defined herein shall have the meanings given them in the Loan Agreement.

D. Borrower and Lender desire hereby to amend the Loan Agreement as hereinafter provided.

E. In addition, Borrower has informed Lender that Jerry Braun and Jacob Rosenberg have ceased to be Chief Executive Officer or Chief Financial Officer and Chief Operating Officer of the home healthcare business of Borrower, respectively, or have otherwise ceased to act as executive officers who are vested with the management of the home healthcare business of Borrower (the "Change in Control").

F. The occurrence of the Change in Control constitutes an Event of Default pursuant to Section 8.1(j) of the Loan Agreement. Borrower has requested that Lender waive such Event of Default.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower have agreed to the following amendments to the Loan Agreement:

1. Recitals. The foregoing recitals, including all terms defined therein, are incorporated herein and made a part hereof.

2. Definition of "Change in Control". Section 1.10a of the Loan Agreement is hereby deleted in its entirety, and in its place there is hereby inserted the following:

> "**Section 1.10a. Change in Control.** "Change in Control" means individuals who, as of the Closing Date, constituted the board of directors of Borrower (together with any new directors whose election by that board of directors or whose nomination for election by the stockholders of Borrower was approved by two-thirds of the directors of Borrower then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously approved), cease for any reason to constitute a majority of the board of directors of Borrower then in office."

3. Waiver. Lender hereby waives the Event of Default occurring solely out of the Change in Control described in paragraph E above, on the condition that Borrower shall not request, and Lender shall not be required to make, any advances of Loans to Borrower under the Loan Agreement until the management of Borrower is acceptable to Lender, in its sole discretion.

4. Miscellaneous.

(a) Further Documentation. In the event any further documentation or information is deemed necessary or appropriate by Lender in the exercise of its rights under the Loan Documents or to correct patent mistakes in the Loan Documents, Borrower shall provide, or cause to be provided, to Lender such documentation or information. Borrower shall execute and deliver to Lender such documentation, including but not limited to, any amendments, corrections, deletions or additions to the Loan Documents as is required by Lender; provided, however, that Borrower shall not be required to do anything that has the effect of changing the essential economic terms of the loan set forth in the Loan Documents.

(b) References. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended by this Amendment.

(c) Affirmation. Except as specifically amended above, the Loan Agreement, and all other Loan Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrower. Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Loan Agreement, as amended hereby, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Lender's part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

(d) No Waiver. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, the Loan Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of any existing defaults or Events of Default under the Loan Agreement or other Loan Documents or any of Lender's rights and remedies in respect of such defaults or Events of Default.

(e) No Novation. This Amendment (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Loan Agreement.

(f) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to any otherwise applicable conflicts of law principles.

(g) Headings. Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(h) Counterparts. This Amendment may be executed in counterparts, and both counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, intending to be legally bound, and intending that this instrument constitute an instrument executed under seal, the parties have caused this Amendment to be executed as of the date first written above.

LENDER:

GE HFS HOLDINGS, INC.
f/k/a HELLER HEALTHCARE FINANCE, INC.
a Delaware corporation

By: ________________
Name: R. HANES WHITELEY
Title: DULY AUTHORIZED SIGNATORY

BORROWER:

NEW YORK HEALTH CARE, INC.
a New York corporation

By: ________________
Name: DENNIS M. O'DONNELL
Title: PRESIDENT & CEO

NYHC NEWCO PAXXON, INC.
a New York corporation

By: ________________
Name: DAVID C KATZ
Title: SECRETARY